SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C.  20549
                        ________________

                            FORM 8-K

             PURSUANT TO SECTION 13 or 15(d) OF THE
                 SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported):
                           May 5, 1995


                       AUDIOVOX CORPORATION
     ------------------------------------------------------
     (Exact name of registrant as specified in its charter)


                             Delaware
         ----------------------------------------------
         (State or other jurisdiction of incorporation)


               1-9532                      13-1964841
     ----------------------   ---------------------------------
     Commission File Number   (IRS Employer Identification No.)


      150 Marcus Blvd., Hauppauge, New York           11788
   -----------------------------------------------------------
   (Address of principal executive offices)         (Zip Code)

                            (516) 231-7750
                    -----------------------------
                    Registrant's Telephone Number


                        Page 1 of [ ] Pages
                    Exhibit Index on Page [ ]

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Item 5.  Other Events.
         -------------

A.   Amended Credit Agreement.
     -------------------------

          On May 5, 1995, Audiovox Corporation (the "Company") entered into the Second Amended and Restated Credit Agreement with five banks, including Chemical Bank which acts as agent for the bank group (the "Credit Agreement"). Under the Credit Agreement the Company may obtain credit through direct borrowings, letters of credit, and banker's acceptances. The obligations of the Company under the Credit Agreement continue to be guaranteed by certain of the Company's subsidiaries and will be secured by accounts receivable and inventory of the Company and those subsidiaries. Availability of credit under the Credit Agreement is in a maximum aggregate amount of $95,000,000, is subject to certain conditions and is based upon a formula taking into account the amount and quality of its accounts receivable and inventory. A copy of the Credit Agreement is attached as
Exhibit 1 hereto and incorporated herein by reference.

B.   Warrant Offering.
     -----------------

          On May 10, 1995, the Company issued a press release (attached as Exhibit 5 hereto) announcing that it had issued certain warrants in a private placement, with the underlying shares to be supplied from the Chairman's personal stock holdings. A copy of the Offering Memorandum for the private placement, as supplemented, is attached as Exhibit 2 hereto and incorporated herein by reference.

          1,668,875 Warrants were issued by the Company in a private placement under a warrant agreement, dated as of May 9, 1995 (the "Warrant Agreement"), between the Company and Continental Stock Transfer & Trust Company, as Warrant Agent. A copy of the Warrant Agreement is attached as Exhibit 3 hereto and incorporated herein by reference. Each Warrant can be converted into one share of Class A Common Stock at $7 1/8, subject to adjustment under certain circumstances. The Warrants were issued to the beneficial holders as of June 3, 1994 of $57,640,000 million of Audiovox's 6 1/4% Convertible Subordinated Debentures due 2001, in exchange for a release of any claims such holder may have against Audiovox, its agents, directors and employees in connection with their investment in the Debentures. Each holder received 30 Warrants for each $1,000 of principal amount of Debentures, except for Oppenheimer & Co., Inc. which received 25 Warrants. The Warrants are not exercisable (a) until the later of (x) May 9, 1996 and (y) the date a registration statement with respect to the Class A Common Stock issuable upon exercise of the Warrants has been filed and declared effective by the Securities and Exchange Commission or (b) after March 15, 2001, unless sooner terminated under certain circumstances. The Company has also agreed to register the Warrants and the underlying Common Stock within one year of the date of issuance pursuant to a registration rights agreement, dated as of May 9, 1995 (the "Registration

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

Rights Agreement"), between the Company and the purchasers of the Warrants. A copy of the Registration Rights Agreement is attached as Exhibit 4 hereto and incorporated herein by reference.

          To eliminate the current dilutive effect on earnings per share, John J. Shalam, Chief Executive Officer of Audiovox, has granted the Company an option to supply 1,668,875 shares of Class A Common Stock from his personal holdings at the same price. The Company has agreed to reimburse Mr. Shalam should the exercise of this option be treated as dividend income rather than capital gains. The independent directors of the Company may elect to issue shares from the Company instead of drawing on Mr. Shalam's shares if such directors determine it is in the best interest of the shareholders and the Company.

          During the second quarter the Company will take a one-time non-cash charge to earnings of approximately $3 million, which will be offset by a $3 million increase in paid-in capital, therefore there will be no net effect on total shareholders equity.



Item 7.  Exhibits.
         ---------

1.   Second Amended and Restated Credit Agreement among Audiovox
     Corporation and its lenders, dated May 5, 1995.

2.   Offering Memorandum in Connection with Audiovox Corporation
     Warrants for the Purchase of One Share of Class A Common
     Stock, dated as of April 12, 1995, as supplemented in Supplement No. 1, dated May 1, 1995.

3.   Warrant Agreement, dated as of May 9, 1995, between Audiovox
     Corporation and Continental Stock Transfer & Trust Company, as Warrant Agent.

4. Registration Rights Agreement, dated as of May 9, 1995, between Audiovox Corporation and certain purchasers of Audiovox Corporation warrants.

5.   Press release dated May 10, 1995.


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

                            SIGNATURE



          Pursuant to the requirements of the Securities Exchange
Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   AUDIOVOX CORPORATION


                                   By: /s/ C. Michael Stoehr
                                      ------------------------------
                                      Name:  C. Michael Stoehr
                                      Title:  Senior Vice President and
                                                   Chief Financial Officer


Dated:  May 31, 1995








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                          EXHIBIT INDEX
                          -------------


Exhibit                   Description                    Page
- -------                   -----------                    ----

   1.     Second Amended and Restated Credit            [  ]
          Agreement among Audiovox Corporation and its lenders, dated May 5, 1995.

   2.     Offering Memorandum in Connection with        [  ]
          Audiovox Corporation Warrants for the
          Purchase of One Share of Class A Common
          Stock, dated as of April 12, 1995, as
          supplemented in Supplement No. 1, dated May
          1, 1995.

   3.     Warrant Agreement, dated as of May 9, 1995,   [  ]
          between Audiovox Corporation and
          Continental Stock Transfer & Trust Company, as Warrant Agent.

   4.     Registration Rights Agreement, dated as of    [  ]
          May 9, 1995, between Audiovox Corporation and certain purchasers of Audiovox
          Corporation warrants.

   5.     Press release dated May 10, 1995.             [  ]










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